Exhibit 99.2


                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma consolidated statement of income for the year ended December 31, 2004 as well as the unaudited pro forma consolidated balance sheet as of December 31, 2004 were prepared to reflect the estimated effects of the acquisition of State Line Bark and Mulch, Inc. ("SL") by Margo Caribe, Inc. ("Margo"), through it's wholly owned subsidiary, Margo State Line, Inc. Thus, the pro forma balance sheet assumes that SL assets and liabilities are finally consolidated into Margo Caribe, Inc., the ultimate holding company, as required by generally accepted accounting principles, and that this acquisition occurred on December 31, 2004. Certain adjustments were made to reflect the fair value of the assets acquired as of the acquisition date.

The unaudited pro forma consolidated statement of income assumes that this acquisition occurred at January 1, 2004. The unaudited pro forma consolidated balance sheet was also prepared to reflect the funds borrowed from a major stockholder of Margo in February 14, 2005 for the acquisition. Based on all of the above, actual results may defer from those presented in the attached pro forma consolidated unaudited financial statements.

Under the purchase method of accounting, the total purchase price, as further described in Note 1 to these unaudited pro forma consolidated financial statements, is allocated to SL identifiable tangible and intangible assets acquired, based on their estimated fair values as of the acquisition date. Differences may arise based on the amount of net assets acquired as of December 31, 2004, the date of these pro forma financial statements, and February 16, 2005, the date of this acquisition. The related adjustments are presented in the column of adjustments and eliminations.

The unaudited pro forma financial information presented is derived from the audited financial statements of SL as of and for the year ended December 31, 2004. The unaudited pro forma financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Margo, including the notes thereto, appearing on Form 10-KSB for the year ended December 31, 2004.

The unaudited pro forma financial information does not purport to be indicative of the results of operations or financial condition that would have been reported had the events occurred on the dates indicated, nor does it purport to be indicative of the results of operations, or financial condition that may be achieved in the future.

                                        MARGO CARIBE, INC. AND SUBSIDIARIES
                                        PRO FORMA CONSOLIDATED BALANCE SHEET
                                                    (Unaudited)


                                                                   As of December 31, 2004
                                              --------------------------------------------------------------------
                                                     (a)               (a)         Adjustments
                                              Margo Caribe, Inc. State Line Bark       and                Pro
                                               and Subsidiaries  and Mulch, Inc.   Eliminations          Forma
                                              -----------------  ---------------   ------------       ------------
                    ASSETS
                    ------
Current Assets:
 Cash and equivalents                            $    234,872    $       --        $    400,000 (b)   $  1,134,872
 Restricted cash                                      500,000            --                     (c)
 Accounts receivable, net                           2,128,901         271,121           (67,210)(d)      2,332,812
 Inventories                                        2,777,044         304,077            43,475          3,124,596
 Due from related entity                               42,479            --                --               42,479
 Deferred tax asset                                    11,400            --                --               11,400
 Property held for sale, net                          156,455            --                --              156,455
 Prepaid expenses and other current assets            353,610              51              --              353,661
                                                 ------------    ------------      ------------       ------------

    Total current assets                            6,204,761         575,249           376,265          7,156,275

 Property and equipment, net                        2,143,178         495,164           804,295 (e)      3,442,637
 Land held for future development                   1,131,127            --                --            1,131,127
 Investment in unconsolidated subsidiary              535,099            --                --              535,099
 Covenant not to compete                                 --              --             200,000 (f)        200,000
 Goodwill                                                --              --           1,100,211 (g)      1,100,211
 Other assets                                         126,513            --                --              126,513
                                                 ------------    ------------      ------------       ------------

    Total assets                                 $ 10,140,678    $  1,070,413      $  2,480,771       $ 13,691,862
                                                 ============    ============      ============       ============


     LIABILITIES AND SHAREHOLDERS' EQUITY
     ------------------------------------

Current liabilities:
 Bank overdraft                                  $       --      $     18,251      $    (18,251)(h)   $       --
 Current portion of long-term debt                    114,503            --                --              114,503
 Notes payable                                      2,886,967         233,388             1,618 (i)      3,121,973
 Accounts payable                                   1,129,067          89,928            52,238 (c)      1,271,233
 Accrued expenses                                     213,922             581             1,062 (i)        215,565
                                                 ------------    ------------      ------------       ------------
    Total current liabilities                       4,344,459         342,148            36,667          4,723,274
Other liabilities                                      66,813            --                --               66,813
Long-term debt, net of current portion                 67,492         301,996              --              369,488
Note payable to major stockholder                   1,000,000            --           2,600,000 (b)      3,600,000
                                                 ------------    ------------      ------------       ------------

    Total liabilities                               5,478,764         644,144         2,636,667          8,759,575
                                                 ------------    ------------      ------------       ------------
   Shareholders' equity:
 Preferred stock, $0.01 par value; 250,000
   shares authorized, no shares issued                   --              --                --                 --
 Common stock, $.001 par value; 10,000,000
   shares authorized, 2,263,109 and 2,198,709
   shares issued, 2,223,389 and 2,158,989
   shares outstanding in 2004 and 2003,
   respectively                                         2,263          10,000           (10,000)(j)          2,263
 Additional paid-in capital                         5,706,907            --                --            5,706,906
 Retained earnings (deficit)                         (809,043)        416,269          (145,896)(f),(j)   (538,669)
 Deferred stock compensation                         (141,925)           --                --             (141,925)
 Treasury stock, 39,800 common shares, at cost        (96,288)           --                --              (96,288)
                                                 ------------    ------------      ------------       ------------
    Total shareholders' equity                      4,661,914         426,269          (155,896)         4,932,287
                                                 ------------    ------------      ------------       ------------
    Total liabilities and shareholders' equity   $ 10,140,678    $  1,070,413         2,480,771       $ 13,691,862
                                                 ============    ============      ============       ============

See accompanying note 3 to unaudited pro forma consolidated balance sheet.


                                           MARGO CARIBE, INC. AND SUBSIDIARIES
                                     PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                       (Unaudited)

                                                                         Year ended December 31, 2004
                                                         --------------------------------------------------------------
                                                             (a)             (a)
                                                         Margo Caribe,    State Line    Adjustments
                                                           Inc. and        Bark and         and                 Pro
                                                         Subsidiaries     Mulch, Inc.   Eliminations           Forma
                                                         ------------    ------------   ------------        -----------
Net sales                                                $  8,422,531    $  3,232,673   $   (228,942) (b)   $11,426,262
Cost of sales                                               5,859,617       1,520,297       (228,942) (b)     7,150,972
                                                         ------------    ------------   ------------        -----------
   Gross profit                                             2,562,914       1,712,376           --            4,275,290

Selling, general and administrative
 expenses                                                   3,326,703       1,342,113           --            4,668,816
                                                         ------------    ------------   ------------        -----------
   (Loss) income from operations                             (763,789)        370,263           --             (393,526)
                                                         ------------    ------------   ------------        -----------

Other income (expense):
   Interest income                                              8,062             110           --                8,172
   Interest expense                                          (114,151)           --             --             (114,151)
Equity in earnings (losses) of
 unconsolidated subsidiary                                    110,942            --             --              110,942
   Commissions from unconsolidated
     subsidiary                                               201,080            --             --              201,080
   Loss from damages caused by Tropical Storm Jeanne, net     (78,020)           --             --              (78,020)
   Amortization of covenant not to compete                       --              --         (100,000) (c)      (100,000)
   Miscellaneous income                                        19,279            --             --               19,279
                                                         ------------    ------------   ------------        -----------
     Total other income, net                                  147,192             110       (100,000)            47,302
                                                         ------------    ------------   ------------        -----------
(Loss) income before deferred income tax
 benefit                                                     (616,597)        370,373       (100,000)          (346,224)
                                                         ------------    ------------   ------------        -----------
Deferred income tax benefit                                      --              --             --                 --
                                                         ------------    ------------   ------------        -----------
Net (loss) income                                        $   (616,597)   $    370,373   $   (100,000)      $   (346,224)
                                                         ============    ============   ============       ============

Basic (loss) income per common share                     $      (0.28)                                     $      (0.16)
                                                         ============                                      ============

Diluted (loss) income per common share                   $      (0.28)                                     $      (0.16)
                                                         ============                                      ============
Weighted average shares outstanding
Basic                                                       2,186,717                                         2,186,717
                                                         ============                                      ============

Diluted                                                     2,186,717                                         2,186,717
                                                         ============                                      ============


See accompanying note 4 to unaudited pro forma consolidated statement of operations.


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of Pro Forma Presentation:

On February 16, 2005, Margo State Line, Inc. ("MSL"), a wholly owned subsidiary of Margo Caribe, Inc., ("Margo") completed the acquisition of State Line Bark and Mulch, Inc., a privately held Georgia corporation ("SL"), pursuant to the terms and conditions of an Asset Purchase Agreement dated February 16, 2005 (the "Agreement"). Pursuant to the agreement, MSL acquired substantially all of the assets of SL for an aggregate consideration of approximately $2.6 million in cash and assumed liabilities amounting to approximately $690,000.

The parties have also agreed that $740,000 of the purchase price will be held in two (2) escrow accounts by independent escrow agents, $640,000 of which is being held pending transfer of the real estate and $100,000 as security for indemnification of any claim MSL may have under the agreement. Additionally, $300,000 of the total purchase price was allocated to a non-competition agreement for a three-year period which disallows former SL owners to conduct a similar business, subject to certain conditions, as further discussed in the agreement.

Under the purchase method of accounting, the total purchase price was allocated as shown in the following table to the estimated fair values (in thousands) of the assets acquired and liabilities assumed at the date of acquisition. Differences arise based on the amount of net assets acquired as of the purchase date (February 16, 2005), the date of these pro forma financial statements, and December 31, 2004. These differences arise due to the results of SL's operations during the period between December 31, 2004 and February 16, 2005, as well as certain working capital adjustments, the repayment of long term debts, and new accounts payable that arose during the period from December 31, 2004 and the acquisition date. Also, the pro forma unaudited balance sheet presents certain adjustments to the assets and liabilities to present them as their estimated fair value as of the acquisition date, since such values were not readily available as of December 31, 2004. All such adjustments were presented in the "Eliminations and Adjustments" column in the pro forma unaudited balance sheet.


                                                         (Unaudited)
                                                      February 16, 2005


            Trade receivables                            $   242,913
            Inventories                                      347,552
            Land                                             450,000
            Other current assets                                  51
            Property and equipment, net                      849,459
            Non-competition agreement                        300,000
            Goodwill                                       1,100,211
                                                         -----------
            Total assets acquired                        $ 3,290,186

            Accounts payable                                (181,168)
            Accrued expenses                                    (871)
            Notes Payable                                   (508,147)
                                                         -----------

            Total purchase price                         $ 2,600,000
                                                         ===========

The actual results of SL will be included in Margo consolidated financial statements beginning February 17, 2005, the day following the date of the acquisition.

Note 2 - Pro Forma Adjustments and Eliminations:

Pro forma adjustments are necessary to reflect the purchase price, to adjust the amounts related to SL's net tangible and intangible assets to the fair value as determined as of the acquisition date, and to reflect the amortization expense related to the non-competition agreement. Intercompany balances and transactions between Margo and SL have been also eliminated.

Note 3 - Notes to Unaudited Pro Forma Consolidated Balance Sheet:

     a) These columns reflect the audited balance sheets of the representative companies as of December 31, 2004.

     b) Adjustment reflects the cash received from a major stockholder of Margo for the total consideration paid ($2,600,000) to acquire the SL business plus $400,000 deposited in the new cash account created upon the acquisition.

     c) Adjustment reflects the elimination of accounts receivable and accounts payable between the respective companies, primarily related to the normal course of operations ($39,002) and an adjustment to adjust SL's accounts receivables ($28,208) and accounts payable ($91,240) to the balances as of the acquisition date.

     d) Adjustment to reflect the inventory book balance as of the acquisition date.

     e) Adjustment to reflect fixed assets balance at its fair value as of the acquisition date.

     f)   Adjustment to record the non-competition  agreement resulting from the
          Asset   Purchase   Agreement  of  $300,000,   net  of  the  pro  forma
          amortization during the year ended December 31, 2004 for $100,000.

     g) Adjustment to record the goodwill resulting from the difference between the total consideration paid and the assumed liabilities; and the fair value of assets acquired as of the acquisition date.

     h)   Adjustment to eliminate the bank overdraft in SL financial  statements
          as  of  December  31,  2004  covered  by  former   owners  before  the
          acquisition date.

     i)   Adjustments to reflect balances as of acquisition date.

     j) Adjustment to reflect the elimination of the equity of SL as of December 31, 2004.


Note 4 - Notes to Unaudited Pro Forma Consolidated Statement of Income:

     a) These columns reflect the audited income statements of the representative companies. Certain reclassifications have been made to the historical financial statements to conform them to the presentation used for this pro forma unaudited consolidated statement of operations.

     b) Adjustment to eliminate the revenues and cost of sales related to sales SL made to Margo during the year ended December 31, 2004.

     c) Adjustment reflects the amortization of the non-competition agreement, as shown in Note 1, for the year ended December 31, 2004.